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                                                                    EXHIBIT 99.1

(CCFNB LOGO)                            (FIRST COLUMBIA BANK & TRUST CO. LOGO)

CONTACT: Lance O. Diehl                 CONTACT: Shirley K. Alters
         President and CEO                       Chief Financial Officer
         Columbia County Farmers                 First Columbia Bank & Trust Co.
         National Bank                           (570) 784-1660
         (570) 784-4400

                   CCFNB BANCORP, INC. AND COLUMBIA FINANCIAL
                  CORPORATION TO COMBINE IN A MERGER OF EQUALS

BLOOMSBURG, PENNSYLVANIA -- NOVEMBER 07 - CCFNB Bancorp, Inc. ("CCFNB") (OTCBB:
CCFN), the holding company for Columbia County Farmers National Bank and Columbia Financial Corporation ("Columbia") (OTCBB: CLBF), the holding company for First Columbia Bank & Trust Company, have signed a definitive agreement to join forces in a merger of equals transaction, creating the 2nd largest independent publicly traded bank holding company headquartered in the four county region of Columbia, Montour, Northumberland, and Luzerne counties.

Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of both companies, Columbia shareholders will receive
0.72 shares of CCFNB stock for each share of Columbia stock. Columbia will be merged into CCFNB and Columbia County Farmers National Bank will be simultaneously merged into First Columbia Bank & Trust Co., a state chartered bank. The resulting holding company will remain CCFNB Bancorp, Inc. and the resulting bank will remain First Columbia Bank & Trust Co. CCFNB stock will continue to trade under the CCFN symbol and be quoted on the OTC Bulletin Board.

Upon consummation of the merger, the resulting company will have total assets of approximately $575 million and total deposits of approximately $433 million, with branches in Columbia, Northumberland, and Luzerne counties. The combined holding company will be regulated by the Federal Reserve Board of Governors and the bank's regulators will be the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. The bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation up to the maximum applicable limits.

The leadership team of the resulting company will be created through a combination of both companies' current executive teams, including:

     - Board of Directors: All eight outside directors of Columbia will join the CCFNB Board and current Columbia Chairman, Glenn E. Halterman, will be the Chairman of the combined board. The eight outside directors of CCFNB will remain on the Board, with one CCFNB director retiring at the end of his term in 2008. CCFNB's President and Chief Executive Officer, Lance O. Diehl, will remain on the Board.


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     -    President and Chief Executive Officer: Current President and Chief
          Executive Officer of CCFNB, Lance O. Diehl, will remain as President and Chief Executive Officer of the combined entity.

     - Chief Financial Officer: Current Chief Financial Officer and interim President of Columbia, Shirley K. Alters, will become the Chief Financial Officer of the combined entity.

     - Chief Operating Officer: Current Chief Operating Officer of CCFNB, Edwin A. Wenner, will remain as Chief Operating Officer of the combined entity.

     - Chief Lending Officer: Current Chief Lending Officer of First Columbia Bank & Trust Co., Paul K. Page, will become the Chief Lending Officer for the bank.

The merger is subject to customary closing conditions, including approval by CCFNB and Columbia's shareholders, as well as by the appropriate bank regulatory agencies, and is anticipated to be completed during the second or third quarter of 2008.

The fixed exchange ratio of 0.72, based on CCFNB's last reported trade as of November 29, 2007 of $25.45 per share, translates into a price of $18.32 per share to Columbia shareholders, a 30.0% premium over Columbia's last reported trade of $14.09 per share. CCFNB, as part of the agreement, will increase its quarterly dividend to $0.23 per share so that Columbia shareholders will receive the same dividend dollar amount as in the past.

The combination is expected to be moderately accretive to earnings in the second half of 2008 with most of the cost savings coming in 2009. The resulting Board of Directors and Senior Management will make such changes to titles, reporting responsibilities, and the like to establish an efficient operation. While there will be branch consolidations as a result of this merger, the combined company will seek to reduce the combined workforce through normal attrition, voluntary severance packages and other incentives to retire.

"The combination of our two great local institutions will enable us to more effectively compete in a rapidly changing environment with the national banks, regional banks and others that have established a strong presence in the area." said Paul E. Reichart, CCFNB's Chairman. "It will allow us to expand our product line and continue to provide the highest level of service to current and future customers of the bank. It will also help to ensure the long term strength of a bank based in Columbia County."

Glenn E. Halterman, Columbia's Chairman added, "The combination of the executive teams, employees and boards will position the combined company for greater earnings momentum, allow the maintenance of a local bank with greater financial footings, and provide a challenging and rewarding work environment for our employees. CCFNB's president, Lance O. Diehl, has demonstrated his ability to lead a growing community bank, and we all look forward to working with him."


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"The combination will enable CCFNB to better leverage its strong capital position and the potential cost savings should benefit the shareholders of both institutions as we believe we can obtain greater earnings growth together than we could separately," said Lance O. Diehl. "This is definitely a win for both company's shareholders, customers, employees, and the communities we serve."

In connection with this transaction, Danielson Capital, LLC acted as financial advisor for and provided a fairness opinion to CCFNB. Saidis Flower & Lindsay served as the legal advisor to CCFNB. The Kafafian Group acted as financial advisor for and provided a fairness opinion to Columbia. Rhoads & Sinon LLP served as the legal advisor to Columbia.

ABOUT THE COMPANIES

CCFNB Bancorp, Inc. is a financial holding company, based in Bloomsburg, Pennsylvania. It is the parent company of Columbia County Farmers National Bank, a nationally chartered financial institution that provides traditional commercial and retail banking services to businesses and consumers through eight full service branches, all of which are located in Columbia County, Pennsylvania.

Columbia Financial Corporation is the parent company of First Columbia Bank & Trust Co. First Columbia Bank & Trust Co. is a full service community commercial bank with nine branches located in Columbia, Northumberland, and Luzerne counties. The Bank engages in a full line of personal, business and municipal financial services and alternative investment products, including, under full trust powers, a complete line of corporate and personal fiduciary services.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. These include statements as to the proposed benefits of the merger between CCFNB and Columbia (the "Merger"), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the merger as well as other statements of expectations regarding the Merger and any other statements regarding future results or expectations. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. CCFNB and Columbia caution readers that results and events subject to forward-looking statements could differ materially due to the following factors, among others: the risk that the businesses of CCFNB and Columbia in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the Merger within the expected


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timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of CCFNB and Columbia to attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in CCFNB's filings with the SEC. CCFNB and Columbia do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this document.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

CCFNB will file documents concerning the proposed transaction with the Securities and Exchange Commission (SEC), including a Registration Statement on Form S-4. The Registration Statement will contain a Joint Proxy Statement/Prospectus which will be distributed to shareholders of CCFNB and to shareholders of Columbia. SHAREHOLDERS OF CCFNB AND COLUMBIA ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov). In addition, documents filed by CCFNB with the SEC, including filings that will be incorporated by reference into the Joint Proxy Statement/Prospectus, can be obtained without charge by contacting CCFNB Bancorp, Inc., 232 East Street, Bloomsburg, PA 17815, Attn: Investor Relations, Virginia D. Kocher, Treasurer, telephone (570) 784-4400.

CCFNB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in respect of the proposed transactions. Additional information about the directors and executive officers of CCFNB is included in CCFNB's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those personas may be obtained by reading the Joint Proxy Statement/Prospectus when it becomes available.

Columbia and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in respect of the proposed transactions. Additional information about the directors and executive officers of Columbia may be obtained by reading the Joint Proxy Statement/Prospectus when it becomes available.


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